DURABLE, LIMITED POWER OF ATTORNEY
WITH RESPECT TO THE FILING OF FORMS 3,4, AND 5

I appoint and name each of the following individuals my true and lawful attorney-in-fact to act on my behalf, and in my name, place, and stead:

Linda M. Campion;
Jennifer M. Kingston;
Edward H. Seksay;
Denis K. Sheahan; or
Tara M. Villanova

(collectively, the Attorneys-In-Fact).
I appoint and name the Attorneys-In-Fact solely with respect to the execution and filing of the documents commonly known as a Form 3, Initial Statement Of Beneficial
Ownership Of Securities, a Form 4,
Statement Of Changes In Beneficial Ownership, and/or a Form 5, Annual Statement
Of Beneficial Ownership Of Securities
(collectively, the SEC Forms) regarding
Independent Bank Corp. (INDB) common stock with the United States Securities
And Exchange Commission and any stock exchange or similar authority.

	I give and grant unto each of the
Attorneys-In-Fact full power and authority to do and perform all and every act, deed, matter, and thing whatsoever as to the execution and filing of the SEC Forms regarding
 INDB common stock which may be
necessary or advisable such as I might or could
 do myself if personally present.
The scope of power granted to each of the Attorneys-In-Fact hereunder, however, is expressly limited to only those powers which are necessary or advisable for
the execution and filing of the SEC Forms on my behalf regarding INDB common stock.

	This grant of authority to the
Attorneys-In-Fact shall begin on the date indicated below and shall remain in effect unless and until revoked in writing.
The authority conferred hereby shall continue
 notwithstanding any subsequent
disability or incapacity on my part. I hereby revoke the Durable, Limited Power of Attorney with Respect to the Filing of 3,4 and 5 that I signed as of September 26, 2002.

	Executed as an instrument under seal
pursuant to Massachusetts law as
of January 13, 2005.


			W. Paul Clark
			Printed Name


			/s/ W. Paul Clark
			Signature